UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2021

GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING INTERNATIONAL, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
Delaware	033-80475	84-0772929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)
(770)-240-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock	GPK	New York Stock Exchange

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
On May 12, 2021, Graphic Packaging International Europe Holdings B.V., a private company with limited liability organized under Dutch law (the “Buyer”), an indirect wholly-owned subsidiary of Graphic Packaging International, LLC (the “Company”), which is in turn the primary operating subsidiary of Graphic Packaging Holding Company, entered into a Share Purchase Agreement (the “Agreement”) among Sarcina Holdings S.a r.l. and the other shareholders set forth in Agreement, with respect to the purchase of all of the shares of AR Packaging Group AB, a Swedish limited liability company (“AR Packaging”). Pursuant to the Agreement, the Buyer will purchase all of the shares of AR Packaging for approximately $1.45 billion in cash, on a debt-free basis.
AR Packaging is headquartered in Lund, Sweden and operates 30 converting facilities in Europe, Asia and Africa. Its business provides fiber-based consumer packaging for food, consumer products and health and beauty items. AR Packaging currently employs approximately 5,000 employees in its operations.
Pursuant to the Agreement, the transaction is subject to customary closing conditions, including Buyer’s receipt of certain competition approvals. The Buyer has a period of nine months from the signing date to obtain the competition approvals, and by notice may extend the period to twelve months from the signing date. If the competition approvals are not obtained within the applicable period, the sellers may terminate the agreement and the Buyer will be liable for damages and costs incurred by the sellers as a result of the termination.
The sellers are obligated
to carry on the business of AR Packaging in the ordinary course until closing. Any dividends or distributions, professional fees incurred in connection with the transaction, transaction bonuses and certain other payments made by the sellers between December 31, 2020 and closing
,
other than in the ordinary course of operating the business
,
will be subtracted from the purchase price. The Agreement includes customary representations and warranties from the Buyer and the Sellers, as well as common limitations on Sellers’ liabilities. The Buyer has obtained representation and warranty insurance to reduce the risk of Sellers’ breach, and the Company has provided a guarantee of the Buyer’s obligations under the Agreement.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.
Graphic Packaging Holding Company and the Company issued a press release on May 14, 2021, announcing the acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Share Purchase Agreement dated May 12, 2021 among Sarcina Holdings S.a r.l., the other sellers named therein and Graphic Packaging International Europe Holdings B.V.

99.1	Press Release regarding the acquisition of AR Packaging Group AB

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
[Signature on following page]

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
GRAPHIC PACKAGING HOLDING COMPANY
GRAPHIC PACKAGING INTERNATIONAL PARTNERS, LLC
(Registrants)

By:	/s/ Lauren S. Tashma
Lauren S. Tashma Executive Vice President, General Counsel and Secretary
Dated: May 14, 2021